UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 14, 2009 (July 8, 2009)

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 1.02 of this Current Report is incorporated by reference into this Item 1.01.

ITEM 1.02.

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in our current reports on Form 8-K, Yayi International Inc. (the "Company") borrowed $1 million in the aggregate (the "Loan") from Allied Merit International Investment, Inc. ("Allied Merit"). On July 15, 2008, in order to evidence the obligation of the Company to repay the Loan, the Company executed and delivered to Allied Merit a note in the principal amount of $1 million (the "Note"). On the same day, to secure repayment by the Company of the Loan, the Company’s major shareholder, Global Rock Stone Industrial Ltd ("Global Rock") executed in favor of Allied Merit a stock pledge agreement (the "Stock Pledge Agreement"), pursuant to which Global Rock pledged 2,000,000 shares of common stock of the Company as security for the obligations of the Company under the Note. On April 30, 2009, Allied Merit also entered into a loan extension agreement with the Company, pursuant to which Allied Merit agreed to extend the due date of the repayment of the Loan to September 30, 2009 (the "Loan Extension Agreement"; the Note, the Stock Pledge Agreement and the Loan Extension Agreement are referred to collectively as the "Loan Agreements").

The Company had repaid to Allied Merit all amounts owed under the Note including all principal and interest due thereunder. On July 8, 2009, the Company, Allied Merit and Global Rock entered into a termination and release agreement (the "Agreement") to terminate the Loan Agreements and to terminate, release and discharge any and all of the security interests created under the Stock Pledge Agreement. Pursuant to the Agreement, the parties agreed to terminate the Loan Agreements effective immediately and as a result, none of the parties (or their affiliates, directors, officers, employees, agents or other representatives) have any further liability or obligation to each other under the Loan Agreements. In addition, according to the Agreement, Allied Merit unconditionally and irrevocably terminated, released and discharged all security interests that were created in its favor by Global Rock under the Stock Pledge Agreement and assigned, transferred and delivered to Global Rock all of its right, title and interest in the pledged property.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Termination and Release Agreement, by and among the Company, Global Rock and Allied Merit, dated July 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: July 14, 2009

/s/ Li Liu
Li Liu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination and Release Agreement, by and among the Company, Global Rock and Allied Merit, dated July 8, 2009.